UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report

(Date of earliest event reported):

November 29, 2010

HERITAGE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	0-29480	91-1857900
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

201 Fifth Avenue S.W. Olympia WA	98501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 943-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 29, 2010, Heritage Financial Corporation (“Company”) announced the appointment of Mr. Jeffrey J. Deuel as Executive Vice President and Chief Operating Officer of Heritage Bank (“Bank”) and Executive Vice President of the Company, effective December 1, 2010. Mr. Deuel joined the Bank on February 24, 2010 as Executive Vice President of Corporate Strategies. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Mr. Duel has 28 years of banking experience and until his employment at the Bank had been employed at JPMorgan (formerly Washington Mutual) as Executive Vice President of Commercial Operations. Mr. Deuel was employed by Washington Mutual from 2001 until 2009 and held various positions during his employment, including Senior Vice President of Commercial Credit Risk Administrator, Senior Vice President of Commercial Strategy Group, and Senior Vice President of Commercial Specialty Lending. Prior to his employment at Washington Mutual, Mr. Deuel held various commercial lending or lending administration positions with Bank United and before that CoreStates Bank, located in Philadelphia, Pennsylvania.

There are no family relationships between Mr. Deuel and any director or executive officer of the Company and Mr. Deuel does not have a direct or indirect material interest in any transaction or arrangement in which the Company is a participant.

ITEM 9.01 – Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

99.1	News Release issued by Heritage Financial Corporation, dated November 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2010

HERITAGE FINANCIAL CORPORATION

By:	/S/ BRIAN L. VANCE
Brian L. Vance President and Chief Executive Officer